EXHIBIT 3.1

Amended and Restated
Articles of Incorporation

of

Integrated Financial Systems, Inc.

     These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended, of Integrated Financial Systems, Inc. (the “Corporation”), have been approved by the shareholders of the Corporation by a vote of a number of shares sufficient for approval under the Colorado Business Corporation Act (the “Act”), and supersede the original Articles of Incorporation and all amendments thereto.

ARTICLE I

     The name of the Corporation is Integrated Financial Systems, Inc.

ARTICLE II

     The address of the registered office of the Corporation in the State of Colorado is 7315 E. Orchard Avenue, Suite 300, Greenwood Village, CO 80111. The name of its registered agent at such address is Steven C. Robbins.

     The address of the principal place of business of the Corporation in the State of Colorado is 7315 E. Orchard Avenue, Suite 300, Greenwood Village, CO 80111.

ARTICLE III

     The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Act. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges granted by the Act. In addition, the Corporation may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

ARTICLE IV

     The Corporation is to have perpetual existence.

ARTICLE V

     1. Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The Corporation shall have authority to issue a total of 11,000,000 shares of all classes of stock. All such shares shall have

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no par value, and shall be classified as 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, which is as set forth below.

     2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of up to 1,000,000 shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Colorado, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

          (h) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series, and

          (i) Any other relative rights, preferences, qualifications, restrictions and limitations of that series;

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all of which as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

     3. Voting. Except as may otherwise be provided in a Preferred Stock Designation, only the holders of Common Stock will be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting. Except as may otherwise be provided in a Preferred Stock Designation, cumulative voting shall not be permitted in the election of Directors or otherwise.

     4. Preemptive Rights. Except as may otherwise be provided in a Preferred Stock Designation, shareholders of the Corporation shall have no preemptive rights to acquire unissued shares.

     5. Transfer Restrictions. The Corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its Common Stock or Preferred Stock, or any interest therein, from time to time, provided that such restrictions, or notice thereof, shall be set forth upon the face or back of the certificates representing such shares of Common Stock or Preferred Stock.

ARTICLE VI

     The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors of the Corporation shall be fixed from time to time by the Bylaws of the Corporation, or if the Bylaws fail to fix such a number, then by resolution adopted from time to time by the Board of Directors.

     The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws. Election of Directors at an annual or special meeting need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

     No Director of this Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his fiduciary duty as a Director, except that this provision shall not eliminate or limit the personal liability of a Director to the Corporation or its shareholders for monetary damages for: (i) any breach of the Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes § 7-108-401, provided that the personal liability of a Director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes § 7-106-401 or these Amended and Restated Articles of Incorporation; or (iv) any transaction from

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which the Director directly or indirectly derives an improper personal benefit. Nothing contained herein shall be construed to deprive any Director of his right to all defenses ordinarily available to a Director nor shall anything herein be construed to deprive any Director of any right he may have for contribution from any other Director or other person.

ARTICLE VIII

     The Corporation shall indemnify Directors, officers, employees and agents of the Corporation to the fullest extent and in the manner permitted by law, as it exists at present and as it may be hereafter amended from time to time, and advance and pay and all expenses to the fullest extent permitted by law, subject to any limitation of Directors’ resolution or by contract or law. Reference in this Article VII to any individual or other person, including the Corporation, shall include legal representatives, successors and assigns thereof.

ARTICLE IX

     From time to time any of the provisions of these Amended and Restated Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Colorado at the time in force may be added or inserted in the manner and at the time prescribed by said laws and all rights at any time conferred upon the stockholders of the Corporation by these Amended and Restated Articles of Incorporation are granted subject to the provisions of this Article IX.

Integrated Financial Systems, Inc., a
Colorado corporation,

Date:	6/26/02	By:	/s/ JOHN C. HERBERS

John Herbers, President and CEO

I, Steven C. Robbins, hereby consent to act as Registered Agent for Integrated Financial Systems, Inc.

Date:	6/26/02	/s/ STEVEN C. ROBBINS

Steven C. Robbins

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ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
INTEGRATED FINANCIAL SYSTEMS

     These Articles of Amendment correctly set forth amendments to the Amended and Restated Articles of Incorporation of Integrated Financial Systems, Inc. (the “Corporation”); have been adopted by the shareholders with the number of votes cast for the amendment by each voting group entitled to vote separately on the amendment sufficient for approval by that voting group; and to be effective upon acceptance for filing by the office of the Colorado Secretary of State.

     FIRST: The name of the Corporation is Integrated Financial Systems, Inc.

     SECOND: Article V, Section 2 is hereby amended and restated in its entirety to read as follows:

“1. Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The Corporation shall have authority to issue a total of fifteen million (15,000,000) shares of all classes of stock. Such shares shall be classified as ten million (10,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock, which is as set forth below.”

     THIRD: The first sentence of Article V, Section 2 is hereby amended and restated in its entirety to read as follows:

“2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of up to five million (5,000,000) shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Colorado, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.”

The remaining provision of Article V are unchanged.

IN WITNESS WHEREOF, INTEGRATED FINANCIAL SYSTEMS, INC. has caused these Articles of Amendment to be executed this / day of August, 2003.

INTEGRATED FINANCIAL SYSTEMS, INC.

By:

John Herbers, President and CEO

/s/ John Herbers

CERTIFICATE OF DESIGNATIONS
OF
SERIES A PREFERRED STOCK
OF
INTEGRATED FINANCIAL SYSTEMS, INC.

The undersigned, being the President and CEO of INTEGRATED FINANCIAL SYSTEMS, INC., a corporation organized and existing under the Colorado Business Corporation Act (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of this Corporation as required by Section 7-106-102 of the Colorado Business Corporation Law on June, 26, 2002. Certain other capitalized terms used in this Certificate of Designations are defined in Section 11 of this Certificate of Designations.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the-“Board of Directors”) in accordance with the provisions of the Amended and Restated Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value, of this Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1. NAME AND NUMBER OF SHARES.

The distinctive name and serial designation of this series of Preferred Stock is the “Series A Preferred Stock” (the “Series A Preferred”). The Series A Preferred Stock shall consist of a cumulative One Million (1,000,000) Shares of the Corporation’s Preferred Stock, having no par value.

Section 2. DIVIDENDS:

The holder of each share of the Series A Preferred (a “Share”) shall be entitled to receive cumulative dividends, whether or not declared, in preference to the holders of the Corporation’s Common Stock at the rate of twenty-five percent (25%) per annum of the Liquidation Value of such Share. The rights to this dividend shall be cumulative and, until the Corporation has paid the preferred dividend on the Shares, the Corporation shall not effect any transaction, directly or indirectly, whereby (a) dividends are paid on the Common Stock (except for dividends payable in Common Stock) or (b) any Shares of the Common Stock are redeemed or otherwise acquired by the Corporation. The dividend provided by this Section 2 shall not be payable to ‘any holder of the Series A Preferred for any Shares which such holder converts into Common Stock pursuant to Section 7 below. The dividend shall not be compounded.

Section 3. WARRANTS:

The holder of each Share shall receive a Warrant to purchase Common Stock (a “Warrant”) of the Corporation. The Warrant shall authorize the holder of a Share to purchase two (2) Shares of the Corporation’s Common Stock for each Share of the holder. The Warrant shall have a term of ten (10) years and the purchase price for the Shares of Common Stock to be purchased with the Warrant shall be one cent ($.01) per share of Common Stock.

Section 4. LIQUIDATION.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the greater of (A) the aggregate Liquidation Value of all Shares held by such holder or (B) the amount that would have been received by such holder if such holder’s Shares had been converted into Common Stock immediately prior to the record date (or, if no record date was taken in connection with such payment, the payment date) for such payment.

Except as otherwise provided by this Section 4, the holders of Series A Preferred shall not be entitled to any farther payment.

     If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed may be distributed ratably among all holders of the Corporation’s Preferred Stock including new series of Preferred Stock and Preferred Stock issued subsequent to this offering, based upon the aggregate Liquidation Value of Corporation’s Preferred Stock held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not more than sixty (60) nor less than ten (10) days prior to the effective date of such liquidation, dissolution or winding up, or, if prior to such date, prior to any date for payment of amounts pursuant to this Section 4, to each record holder of Series A Preferred. Such notice shall describe in reasonable detail the definitive terms and date of consummation of such liquidation, -dissolution or winding up.

     For purposes of this Section 4, a liquidation, dissolution and winding up of the Corporation shall be deemed to have occurred in the event of (i). the consolidation or merger of the Corporation with or into another entity or entities in which the holders of the Corporation’s equity securities immediately prior to such transaction do not, immediately after such transaction, have voting securities with the power (under ordinary circumstances) to elect a majority of any surviving entity’s board of directors, or (ii) a sale, lease, disposition or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business).

Section 5. VOTING RIGHTS.

     The holders of -the Series A Preferred shall be entitled to notice of all stockholders’ meetings in accordance with the Corporation’s bylaws. Except as otherwise required by this Certificate and by law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to ‘the stockholders for a vote with the holders of the Common Stock voting together as a single class. Each share of Common Stock shall be entitled to one vote per share and each Share of Series A Preferred shall be entitled to one vote for each share of Series A Preferred.

Section 6. REDEMPTIONS.

     6A. Elective Redemptions. At any time after September 1,2004, the Corporation may redeem all or any portion of the Shares by delivering a written notice of such request to the holders of the Shares. The date on the Corporation’s notice is hereafter the “Notice Date.” Upon the date that is ninety (90) days from the Notice Date, which date is hereafter the “Redemption Date,” such holders shall surrender to the Corporation at the Corporation’s principal office the certificates representing the Shares to be redeemed. Thereafter, the Corporation shall be required to redeem all Shares with respect to which such certificates have been surrendered at a price per Share equal to the Liquidation Value of such Shares plus all unpaid dividends on such Shares, which, together with an annual interest rate accruing from the Redemption Date of one percent (1%) over the prime rate as stated in the Wall Street Journal on the Redemption Date, shall be payable in three (3) equal annual installments with the first payment due on the earlier to occur of thirty (30) days after the holders have surrendered their certificates to the Corporation or December 1, 2004 (unless said date has already passed at the time the holders have surrendered their certificates to the Corporation), and the remaining payments due on each one (1) year anniversary of the first payment. The Shares delivered for redemption shall be pledged as collateral for the redemption payment obligation. The redemption obligations of the Company may be prepaid at any time without penalty.

     6B. Mandatory Redemptions. At any time after September 1, 2004, any holder of the shares of Series A Preferred then outstanding may request redemption of alt or any portion of their Shares by delivering a written notice of such request to the Corporation. The date of the Corporation’s receipt of such request is hereafter the “Redemption Date”. Within five (5) days after the Redemption Date, the Corporation shall give written notice of such request to all other holders of Series A Preferred, and such other holders may request redemption of their Shares by delivering written notice to the Corporation within fifteen (15) days after receipt of the Corporation’s notice. Upon the date that is ninety (90) days from the Redemption Date, such holders shall surrender to the Corporation at the Corporation’s principal office the certificates representing the Shares to be redeemed. Thereafter, the Corporation shall be required to redeem all Shares with respect to which such certificates have been surrendered at a price per Share equal to the greater of the Liquidation Value of such Shares or the fair market value (as determined in good faith by the Board of Directors) of the shares of Common Stock that would have been received upon conversion of the Shares (plus all unpaid dividends on such Shares), which, together with an annual interest rate accruing from the Redemption Date of one percent (1%) over the prime rate as stated in the Wall Street Journal on the Redemption Date, shall be payable in three (3) equal annual installments with the frst payment due on the earlier to occur of thirty (30) days after the holders have surrendered their certificates to the Corporation or December 1, 2004 (unless said date has already passed at the time the holders have surrendered their certificates to the Corporation), and the remaining payments due on each one (1) year anniversary after the due date for the first payment. The Shares delivered for redemption shall be pledged as collateral for the redemption payment obligation. The redemption obligations of the Company may be prepaid at any time without penalty.

     6C. Redemption Payment. If the funds of the Corporation legally available         .for payment of the redemption amounts on any payment date are insufficient to make the total payments required to be made, those funds which are legally available shall be used to make the maximum possible payment ratably among the holders of the Shares redeemed. At any time thereafter when additional funds of the Corporation are legally available for the payment of redemption amounts, such funds shall immediately be used to make payment of the balance of the amounts which the Corporation has become obligated to pay but which it has not paid. Interest on any unpaid amounts shall accrue pursuant to Section 6A or 6B.

     6D. Partial Redemption. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder of such Shares without cost to such holder within three (3) business days after surrender of the certificate representing the redeemed Shares.

     6E. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the Redemption Date. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding, but shall be outstanding upon foreclosure by the shareholders in the event of nonpayment as provided in Section 6A or 6B above.

     6F. Redeemed or Otherwise Acquired Shares. Any Shares that are redeemed or otherwise acquired by the Corporation shall` be canceled and shall not be reissued, sold or transferred except as provided in Section 6A or 6B above.

Section 7. CONVERSION.

     7A. Conversion Procedure.

     (i) Each Share shall be convertible into one (1) Share of the Corporation’s Common Stock. At any time, and from time to time, any holder of Series A Preferred may, at. his, her or its option, convert all or any portion. of the Series A Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by the

Preferred Price and dividing the result by the Conversion Price then in effect. The initial Preferred Price shall be five dollars ($5.00).

     (ii) Each conversion of Series A Preferred shall be effective as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred as such a holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall become the holder or holders of record of the shares of Conversion Stock represented by such certificates.

     (iii) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:

     (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

     (b) A certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (iv) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect of such Share or other co.st incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are — necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

     (v) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares under this Certificate of Designations (including, without limitation, making any filings required to be made by the Corporation).

     (vi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection (vi), be deliverable upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering such fractional share, shall pay an amount to the holder of such Share equal to the Market Price of such fractional interest as of the date of conversion.

     (vii) The Corporation shall at all. times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as maybe necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable .law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

     7B. Conversion Price.

     (i) The Conversion Price shall be five dollars ($5.00). Without Creating the right to an adjustment in Conversion Price or to the number of Conversion Shares not expressly described in this Certificate of Designations, no adjustment to the Conversion Price or to the number of Conversion Shares shall be made as a result of:

     (a) any issuance or sale of Shares of Common Stock to employees, directors, officers or consultants of the Company and its Subsidiaries pursuant to any plan approved by the Board of Directors;

     (b) shares issued pursuant to the acquisition of another business by the Corporation by merger, purchase of substantially all of the assets, or other reorganization, which is approved by a majority of all of the members of the Board of Directors;

     (c) shares of the Corporation’s Common Stock issued upon conversion of the Series A Preferred or of Warrants granted to the Series A Preferred Shareholders;

     (d) except as provided in Section 7C, shares of the Corporation’s Common Stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation; or

     (e) voting Common Stock issued in a Public Offering before or in connection with all outstanding Shares of Series A Preferred Stock or upon the exercise of Warrants or rights granted to underwriters in connection with such public offering.

     7C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or the like) its outstanding shares of Common Stock into a greater number, of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or the like) its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately, increased.

     7D. Reorganization, Reclassification, Consolidation, Merger or Sale. Subject to the provisions of Section 4, prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to provide that each of the holders of Series A Preferred shall, after such Organic Change, have the right to acquire `and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock otherwise acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change.

     7E. Automatic Conversion. All of the outstanding Series A Preferred shall automatically be converted into Common Stock at the then applicable Conversion Price upon the closing of a Public Offering; provided that, any such automatic conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering.

Section 8. NOTICES.

     Except as otherwise expressly provided in this Certificate of Designations, all notices referred to in this Certificate of Designations shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Section 9. REGISTRATION OF TRANSFER.

     The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. .

Section 10. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series A Preferred and, in the case of any such loss. theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation. or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 11. DEFINITIONS.

     “Common Stock” means, collectively the Corporation’s no par value Common Stock.

     “Conversion Stock” means shares of the Corporation’s Common Stock, provided that it- a change occurs such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or if a change occurs in the class of securities so issuable, then the term “Conversion Stock” shall mean the security issuable upon conversion of the Series A Preferred if such security is issuable in shares or shall mean the unit in which such security is issuable if such security is not issuable in shares.

     “Liquidation Value” of any Share as of any particular date shall be equal to five dollars ($5.00) multiplied by the number of Shares of Common Stock into which the Shares are convertible plus any unpaid dividends declared, determined pursuant to Section 2 of this Certificate.

     “Market Price” of any security means the average of the closing prices of such security’s sales on the principal securities exchange on which such security may at the time be listed or, if no sales occur on any such exchange on any day the average of the highest bid and lowest asked prices on such exchange at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by, the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then the “Market Price” shall be the fair value of such security determined in good faith by the Corporation.

     “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with, respect to or in exchange for Common Stock.

     “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision of such entity.

     “Public Offering” means any firmly underwritten offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 as then ,in effect or any comparable statement under any similar federal statute then in force, in which the aggregate price paid by the public for the shares exceeds Ten Million Dollars ($10,000,000) and the price per share paid by the public for such shares is at least two (2) times the Liquidation Value (as adjusted for stock splits, stock dividends, recapitalization, . reverse stock splits or the like); provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

     “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such corporation is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination of such Person and Subsidiaries, or if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest of such entity is at the time owned or controlled, directly or indirectly by that Person or one or more Subsidiaries of that Person or a combination of such Person and Subsidiaries. For purposes of this Certificate of Designations, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager or managing general partner or such partnership, limited liability company, association or other business entity.

Section 12. AMENDMENT AND WAIVER.

     No amendment, modification or waiver to this Certificate of Designation shall be binding or effective without the prior written consent of the holders of a majority of Shares of Common Stock and of Series A Preferred.

     IN WITNESS WHEREOF, this Certificate of Designation of Series A Preferred Stock has been signed under the seal of the Corporation the 23rd day of July, 2002.

[Seal]	INTEGRATED FINANCIAL SYSTEMS, INC., a Colorado corporation,
	By:	/s/ John Herbers
John Herbers, President and CEO

CERTIFICATE OF DESIGNATIONS
OF
SERIES B PREFERRED D STOCK
OF
INTEGRATED FINANCIAL SYSTEMS, INC.

     The undersigned, being the President and CEO of INTEGRATED FINANCIAL SYSTEMS, INC., a corporation organized and existing under the Colorado Business Corporation Act (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of this Corporation as required by Section 7-106-102 of the Colorado Business Corporation Law on August /, 2003. Certain other capitalized terms used in this Certificate of Designations are defined in Section 11 of this Certificate of Designations.

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value, of this Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1. NAME AND NUMBER OF SHARES:

     The distinctive name and serial designation of this series of Preferred Stock is the “Series B Preferred Stock” (the “Series B Preferred”). The Series B Preferred Stock shall consist of a cumulative One Million (1,000,000) Shares of the Corporation’s Preferred Stock, having no par value. .

     Section 2. DIVIDENDS.

     After dividends to which-the holders of Series A Preferred Stock of the Corporation (the “Series A Preferred”) are entitled have been paid or declared and set apart in any one calendar year of the Company and for any prior years in which dividends accumulated but have not been paid or declared and set apart for the Series A Preferred, holders of the Series 8 Preferred, in preference to the holders of the Series C Preferred Stock of the Corporation (“Series C Preferred”) anal the Common Stock of the Corporation (the “Common Stock”) and any other stock of the Corporation that is not by its terms expressly senior in right of payment to the Series B Preferred, shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the rate of ten percent (10°/Q) per annum of the Liquidation Value (as defined herein) on the outstanding Shares of Series B Preferred. The Liquidation Value and outstanding Shares shall be adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the issuance of the Series B Preferred as provided in Section 6C. Dividends shall begin to accumulate with respect to each Share of Series B Preferred on the issue date of such Share. Dividends shall accrue whether or not declared by the Board of Directors but shall be payable in cash only when, as and if declared by the Board of Directors. Until the Corporation has paid the dividend on the Series B Preferred, the Corporation shall not effect any transaction, directly or indirectly, whereby (a) dividends are paid on the Common Stock (except for dividends payable in Common Stock) or (b) any Shares of Common Stock are redeemed or otherwise acquired by the Corporation. The dividend provided by this Section 2 shall be payable to any holder of Series B Preferred for any Shares held by such holder as Series B Preferred. Once such holder converts such Shares of Series B Preferred to Common Stock pursuant to Section 6 below, the holder shall receive cumulative dividends to the date of conversion as provided herein but no preferred dividend shall be payable on the holder’s shares of Common Stock after conversion. The dividend shall not be compounded.

     Section 3. LIQUIDATION.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of the full liquidation preference set forth in the Certificate of Designations of Series A Preferred shall have been made to the holders of the Series A Preferred but before any distribution or payment shall have been made to the holders of Series C Preferred or Common Stock, the holders of Series B Preferred shah be entitled to be paid out of the assets of the Corporation legally available for distribution, or from the consideration received by the Corporation in such transaction, an amount per Share and in cash equal to the greater of (a) the Series B Preferred Liquidation Value for each Share of Series B Preferred held by a holder or (b) the amount that would have been received by a holder if such holder’s Shares had been converted into Common Stock immediately prior to the record date (or, if no record date was taken in connection with such payment, the payment date) for such payment. The Liquidation Value and the outstanding Shares shall be adjusted for any stock dividends, combinations, splits, recapitalizations and the like after issuance of the series B Preferred as provided in Section 6C.

     If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment in full to the holders of Series B Preferred of the liquidation preference set forth in this Section 3, then, subject to payment in full of the liquidation preference of the Series A Preferred as set forth in the Certificate of Designations of Series A Preferred Stock, such, assets shall be distributed among the holders of Series B Preferred at the time outstanding ratably in proportion to the full amounts they would otherwise be respectively entitled.

     The Corporation shall mail written notice of such liquidation, dissolution or winding up, not more than sixty (60) nor less than ten (10) days prior to the effective date of such liquidation, dissolution or winding up, or, if prior to such date, prior to any date for payment of amounts pursuant to this Section 3, to each record holder of Series B Preferred. Such notice shall describe in reasonable detail the definitive terms and date of consummation of such liquidation, dissolution or winding up.

     For purposes of this Section 3, a liquidation, dissolution and winding up of the Corporation shall be deemed to have occurred in the event of (1) the consolidation or merger of the Corporation with or into another entity or entities in which the holders of the Corporation’s equity securities immediately prior to such transaction do not, immediately after such transaction, have voting securities with the power (under ordinary circumstances) to elect a majority of any surviving entity’s board of director, or (ii) a sale, lease, disposition or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business).

Section 4. VOTING RIGHTS.

     The holders of the Series B Preferred shall be entitled to notice of all stockholders’ meetings in accordance with the Corporation’s bylaws. Except as otherwise required by this Certificate and by law, the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote with the holders of the Common Stock voting together as a single class and not as a separate class. Each Share of Common Stock shall be entitled to one vote per share and each Share of Series B Preferred shall be entitled to one vote for each Share of Series B Preferred.

Section 5. REDEMPTIONS.

     5A. Redemption By The Corporation. At any time after September 1, 2004, the Corporation may redeem all or any portion of the Shares by delivering a written notice of such request to the holders of the Shares. The date on the Corporation’s notice is hereafter the “Notice Date.” Upon the date that is ninety (90) days from the Notice Date, which date is hereafter the “Redemption Date,” such holders shall surrender to the Corporation at the Corporation’s principal office the certificates representing the Shares to be redeemed.

Thereafter, the Corporation shall be required to redeem all Shares with respect to which such certificates have been surrendered at a price per Share equal to the Liquidation Value of such Shares.

     5B. Warrants. Upon delivery of the Shares for redemption, each holder of Series B Preferred shall be issued a Warrant to Purchase the number of Shares of Common Stock in the Corporation equal to the number of Shares of Common Stock into which the holder’s Series B Preferred Shares would have converted if the holder of Series B Preferred had converted the holder’s Shares of Series B Preferred into Common Stock on the day prior to the Notice Date.

     5C. Redemption Payment. If the funds of the Corporation legally available for payment of the redemption amounts on any payment date are insufficient to make the total payments required to be made, those funds which are legally available shall be used to make the maximum possible payment ratably among the holders of the Shares redeemed. At any time thereafter when additional funds of the Corporation are legally available for the payment of redemption amounts, such funds shall immediately be used to make payment of the balance of the amounts which the Corporation has become obligated to pay but which it has not paid. Interest on any unpaid amounts shall accrue pursuant to Section 5A.

     5D. Partial Redemption. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder of such Shares without cost to such holder after surrender of the certificate representing the redeemed Shares.

     5E. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the Redemption Date. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding, but shall be outstanding upon foreclosure by the shareholders in the event of nonpayment as provided in Section 5A.

     5F. Redeemed or Otherwise Acquired Shares. Any Shares that are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred except as provided in Section 5A.

Section 6. CONVERSION.

     6A. Conversion Procedure.

     (i) Each Share shall be convertible into one (1) Share of the Corporation’s Common Stock. At any time, and from time to time, any holder of Series B Preferred may, at his, her or its option, convert all or any portion of the Series B Preferred held by such holder into a number of Shares of Conversion Stock computed by multiplying the number of Shares to be converted by the Preferred Price and dividing the result by the Conversion Price then in effect. The initial Preferred Price shall be $2.26.

     (ii) Each conversion of Series B Preferred shall be effective as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred as such a holder shall cease and the Person or Persons in whose name or names any certificate or certificates for Shares of Conversion Stock are to be issued upon such conversion shall become the holder or holders of record of the Shares of Conversion Stock represented by such certificates.

     (iii) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:

     (a) a certificate or certificates representing the number of Shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

     (b) A certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (iv) The issuance of certificates for Shares of Conversion Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect of such Share or other cost incurred by the Corporation in connection with such conversion and the related issuance of Shares of Conversion Stock. Upon conversion of each Share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

     (v) The Corporation shall not close its books against the transfer of Series B Preferred or of Conversion Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares under this Certificate of Designations (including, without limitation, making any filings required to be made by the Corporation).

     (vi) If any fractional interest in a Share of Conversion Stock would, except for the provisions of this subsection (vi), be deliverable upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering such fractional share, shall pay an amount to the holder of such Share equal to the Market Price of such fractional interest as of the date of conversion.

     (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, such number of Shares of Conversion Stock issuable upon the conversion of all outstanding Series B Preferred. All Shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such Shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

6B. Conversion Price.

     (i) The Conversion Price for Series B Preferred shall be $2.26. Without creating the right to an adjustment in Conversion Price or to the number of Conversion Shares not expressly described in this Certificate of Designations, no adjustment to the Conversion Price or to the number of Conversion Shares shall be made as a result of

     (a) any issuance or sale of Shares of Common Stock to employees, directors, officers or consultants of the Company and its Subsidiaries pursuant to any plan approved by the Board of Directors;

     (b) shares issued pursuant to the acquisition of another business by the Corporation by merger, purchase of substantially all of the assets, or other reorganization, which is approved by a majority of all of the members of the Board of Directors;

     (c) Shares of the Corporation’s Common Stock issued upon conversion of any preferred stock issued by the Corporation or upon conversion of any Warrants issued by the Corporation;

     (d) except as provided in Section 6C, Shares of the Corporation’s Common Stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation; or

     (e) voting Common Stock issued in a Public Offering before or in connection with all outstanding Shares of Preferred Stock or upon the exercise of Warrants or rights granted to underwriters in connection with ,such public offering.

     6C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recap italization or the like) its outstanding Shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split 11 or the like) its outstanding Shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     6D. Automatic Conversion. All of the outstanding Series B Preferred shall automatically be converted into Common Stock at the then applicable Conversion Price upon the closing of a Public Offering; provided that, any such automatic conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering.

Section 7. NOTICES.

     Except as otherwise expressly provided in this Certificate of Designations, all notices referred to in this Certificate of Designation shall be in

Section 8. REGISTRATION OF TRANSFER.

     The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name anal shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

Section 9. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any .class of Series B Preferred and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 10. DEFINITIONS.

     “Common Stock” means, collectively the Corporation’s Common Stock. “Conversion Stock” means Shares of the Corporation’s Common Stock, provided that if a change occurs such that the securities issuable upon conversion of the Series B Preferred are issued by an entity other than the Corporation or if a change occurs in the class of securities so issuable, then the term “Conversion Stock” shall mean the security issuable upon conversion of the Series B Preferred if such security is issuable in shares or shall mean the unit in which such security is issuable if such security is not issuable in shares.

     “Liquidation Value” of any Share as of any particular date shall be equal to $2.26 multiplied by the number of Shares of Common Stock into which the Shares are convertible plus any accrued, unpaid dividends declared, determined pursuant to Section 2 of this Certificate.

     “Market Price” of any security means the average of the closing prices of such security’s sales on the principal securities exchange on which such security may at the time be listed or, if no sales occur on any such exchange on any day the average of the highest bid and lowest asked prices on such exchange at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by, the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then the “Market Price” shall be the fair value of such security determined in good faith by the Board of Directors of the Corporation.

     “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision of such entity.

     “Public Offering” means any firmly underwritten offering by the Corporation of. its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 as then in effect or any comparable statement under any similar federal statute then in force, in which the aggregate price paid by the public for the shares exceeds Ten Million Dollars ($10,000,000) and the price per share paid by the public for such shares is at least two (2) times the Liquidation Value (as adjusted for stock splits, stock dividends, recapitalization, reverse stock splits or the like); provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit. plan.

     “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such corporation is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination of such Person and Subsidiaries, or if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or, other. similar ownership interest of such entity is at the time owned or controlled, directly or indirectly by that Person or one or more Subsidiaries of that Person or a combination of such Person and Subsidiaries. For purposes of this Certificate of Designations, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager or managing general partner or such partnership, limited liability company, association or other business entity.

Section 11. AMENDMENT AND WAIVER.

No amendment, modification or waiver to this Certificate of Designation shall be binding or effective without the prior written consent of the holders of a majority of Shares of Common Stock and of Series B Preferred.

IN WITNESS WHEREOF, this Certificate of Designation of Series B Preferred Stock has been signed under the seal of the Corporation the 1st day of August, 2003.

[Seal]	INTEGRATED FINANCIAL SYSTEMS, INC., a Colorado corporation,
	By:	/s/ John Herbers
John Herbers, President and CEO

CERTIFICATE OF DESIGNATIONS
OF
SERIES C PREFERRED STOCK
OF
INTEGRATED FINANCIAL SYSTEMS, INC.

     The undersigned, being the President and CEO of INTEGRATED FINANCIAL SYSTEMS’ INC., a corporation organized and existing under the Colorado Business Corporation Act (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of this Corporation as required by Section 7-106-102 of the Colorado Business Corporation Law on August / , 2003. Certain other capitalized terms used in this Certificate of Designations are defined in Section 11 of this Certificate of Designations.

     RESOLVE, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors”) in accordance with the provisions of the Amended and Restated Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value, of this Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1. NAME AND NUMBER OF SHARES.

     The distinctive name and serial designation of this series of Preferred Stock is the “Series C Preferred Stock” (the “Series C Preferred”). The Series C Preferred Stock shall consist of a cumulative One Million (1,000,000) Shares of the Corporation’s Preferred Stock, having no par value.

     Section 2. DIVIDENDS.

     After dividends to which the holders of Series A Preferred Stock of the Corporation (the “Series A Preferred”) and Series B Preferred Stock of the Corporation (the “Series B Preferred”) are entitled have been paid or declared and set apart in any one calendar year of the Company and for any prior years in which dividends accumulated but have not been paid or declared and set apart for the Series A Preferred and Series B Preferred, holders of the Series C Preferred, in preference to the holders of the Common Stock of the Corporation (the “Common Stock”) and any other stock of the Corporation that is not by its terms expressly senior in right of payment to the Series C Preferred, shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the rate of ten percent (10%) per annum of the Liquidation Value (as defined herein) on the outstanding Shares of Series C Preferred. The Liquidation Value and outstanding Shares shall be adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the issuance of the Series C Preferred as provided in Section 6C. Dividends shall begin to accumulate with respect to each Share of Series C Preferred on the issue date of such Share. Dividends shall accrue whether or not declared by the Board of Directors but shall be payable in cash only when, as and if declared by the Board of Directors. Until the Corporation has paid the dividend on the Series C Preferred, the Corporation shall not effect any transaction, directly or indirectly, whereby (a) dividends are paid on the Common Stock (except for dividends payable in Common Stock) or (b) any Shares of Common Stock are redeemed or otherwise acquired by the Corporation. The dividend provided by this Section 2 shall be payable to any holder of Series C Preferred for any Shares held by such holder as Series C Preferred. Once such holder converts such shares of Series C Preferred to Common Stock pursuant to Section 6 below, the holder shall receive cumulative dividends to the date of conversion as provided herein but no preferred dividend shall be payable on the holder’s shares of Common Stock after conversion. The dividend shall . not be compounded.

     Section 3. LIQUIDATION.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of the full liquidation preference set forth in the Certificate of Designations of Series A Preferred and Series B Preferred shall have been made to the holders of the Series A Preferred and Series B Preferred but before any distribution or payment shall have been made to the holders of Common Stock, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Corporation legally available for distribution, or from .the consideration received by the Corporation in such transaction, an amount per Share and in cash equal to the greater of (a) the Series C Preferred Liquidation Value for each Share of Series C Preferred held by a holder of (b) the amount that would have been received by a holder if such holder’s Shares had been converted into Common Stock immediately prior to the record date (or, if no record date was taken in connection with such payment, the payment date) for such payment. The Liquidation Value and the outstanding Shares shall be adjusted for, any stock dividends, combinations, splits, recapitalizations and the like after issuance of the Series C Preferred as provided in Section 6C.

     If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series C Preferred are insufficient to permit payment in full to the holders of Series C Preferred of the liquidation preference set forth in this Section 3, then, subject to payment in full of the liquidation preference of the Series A Preferred as set forth in the Certificate of Designations of Series A Preferred Stock and the Series B Preferred as set forth in the Certificate of Designations of Series B Preferred Stock, such assets shall be distributed among the holders of Series C Preferred at the time outstanding ratably in proportion to the full amounts they would otherwise be respectively entitled.

     For purposes of this Section 3, a liquidation, dissolution and winding up of the Corporation shall be deemed to have occurred in the event of (i) the consolidation or merger of the Corporation with or into another entity or entities in which the holders of the Corporation’s equity securities immediately prior to such transaction do not, immediately after such transaction, have voting securities with the power (under ordinary circumstances) to elect a majority of any surviving entity’s board of directors, or (ii) a sale, lease, disposition or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business).

     Section 4. VOTING RIGHTS

     The holders of the Series C Preferred shall be entitled to notice of all stockholders’ meetings in accordance with the Corporation’s bylaws. Except as otherwise required by this Certificate and by law, the holders of the Series A Preferred, the Series C Preferred. and the Series C Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote with the holders of the Common Stock voting together as a single class and not as a separate class. Each Share of Common Stock shall be entitled to one vote per share and each Share of Series C Preferred shall be entitled to one vote for each Share of Series C Preferred.

     Section 5. 1 REDEMPTIONS.

     5A. Redemption By The Corporation. At any time after September 1, 2004, the Corporation may redeem all or any portion of the Shares by delivering a written notice of such request to the holders of the Shares. The date on the Corporation’s notice is hereafter the “Notice Date.” Upon the date that is ninety (90) days from the Notice Date, which date .is hereafter the “Redemption Date,” such holders shall surrender to the Corporation at the Corporation’s principal office the certificates representing the Shares to be redeemed. Thereafter, the Corporation shall be required to redeem all Shares with respect to which such certificates have been surrendered at a price per Share equal to the Liquidation Value of such Shares. The Corporation shall not redeem any Shares of Series C Preferred until all Shares of Series A Preferred and all Shares of

Series B Preferred have been redeemed and the redemption price for all Series A Preferred and Series B Preferred has been fully paid.

     5B. Redemption Payment. If the funds of the Corporation legally available for payment of the redemption amounts on any payment date are insufficient to make the total payments required to be made, those funds which are legally available shall be used to make the maximum possible payment ratably among the holders of the Shares redeemed. At any time thereafter when additional funds of the Corporation are legally available for the payment of redemption amounts, such funds shall immediately be used to make payment of the balance of the amounts which the Corporation has become obligated to pay but which it has not paid. Interest on any unpaid amounts shall accrue pursuant to Section 5A.

     5C. Partial Redemption. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder of such Shares without cost to such holder after surrender of the certificate representing the redeemed Shares.

     5D. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the Redemption Date. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding, but shall be outstanding upon foreclosure by the shareholders in the event of nonpayment as provided in Section 5A.

     5E. Redeemed or Otherwise Acquired Shares. Any Shares that are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred except as provided in Section 5A.

     Section 6. CONVERSION.

     6A. Conversion Procedure.

     (i) Each Share shall be convertible into one (1) Share of the Corporation’s Common Stock. At any time, and from tine to time, any holder of Series C Preferred may, at his, her or its option, convert all or any portion of the Series C Preferred held by such holder into a number of Shares of Conversion Stock computed by multiplying the number of Shares to be converted by the Preferred Price and dividing the result by the Conversion Price then in effect. The initial Preferred Price shall be $1.13.

     (ii) Each conversion of Series C Preferred shall be effective as of the close of business on the date on which the certificate or certificates representing the Series C Preferred to be converted have been surrendered at the principal office of the Corporation. At such tine as such conversion has been effected, the rights of the holder of such Series C Preferred as such a holder shall cease and the Person or Persons in whose name or names any certificate or certificates for Shares of Conversion Stock are to be issued upon such conversion shall become the holder or holders of record of the Shares of Conversion Stock represented by such certificates.

     (iii) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:

     (a) a certificate or certificates representing the number of Shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

     (b) A certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (iv) The issuance of certificates for Shares of Conversion Stock upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect of such Share or other cost incurred by the Corporation in connection with such conversion and the related issuance of Shares of Conversion Stock. Upon conversion of each Share of Series C Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

     (v) The Corporation shall not close its books against the transfer of Series C Preferred or of Conversion Stock issued or issuable upon conversion of Series C Preferred in any manner which interferes with the timely conversion of Series C Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares under this Certificate of Designations (including, without limitation, making any filings required to be made by the Corporation).

     (vi) If any fractional interest in a Share of Conversion Stock would, except for the provisions of this subsection (vi), be deliverable upon any conversion of the Series C Preferred, the Corporation, in lieu of delivering such fractional share, shall pay an amount to the holder of such Share equal to the Market Price of such fractional interest as of the date of conversion.

     (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, such number of Shares of Conversion Stock issuable upon the conversion of all outstanding Series C Preferred. All Shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such Shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

     6B. Conversion Price.

     (i) The Conversion Price for Series C Preferred shall be $1.13. Without creating the right to an adjustment in Conversion Price or to the number of Conversion Shares not expressly described in this Certificate of Designations, no adjustment to the Conversion Price or to the number of Conversion Shares shall be made as a result of

     (a) any issuance or sale of Shares of Common Stock to employees, directors, officers or consultants of the Company and its Subsidiaries pursuant to any plan approved by the Board of Directors;

     (b) shares issued pursuant to the acquisition of another business by the Corporation by merger, purchase of substantially all of the assets, or other reorganization, which is approved by a majority of all of the members of the Board of Directors;

     (c) Shares of the Corporation’s Common Stock issued upon conversion of any preferred stock issued by the Corporation or upon conversion of any Warrants issued by the Corporation;

     (d) except as provided in Section 6C, Shares of the Corporation’s Common Stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation; or

     (e) voting Common Stock issued in a Public Offering before or in connection with all outstanding Shares of Preferred Stock or upon the exercise of Warrants or rights granted to underwriters in connection with such public offering.

     6C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or the like) its outstanding Shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or the like) its outstanding Shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     6D. Automatic Conversion. All of the outstanding Series C Preferred shall automatically be converted into Common Stock at the then applicable Conversion Price, upon the closing of a Public Offering; provided that, any such automatic conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering.

     Section 7. NOTICES.

     Except as otherwise expressly provided in this Certificate of Designations, all notices referred to in this Certificate of Designations shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     Section 8. REGISTRATION OF TRANSFER.

     The Corporation shall keep at its principal office a register for the registration of Series C Preferred. Upon the surrender of any certificate representing Series C Preferred at such place, the Corporation shall, at the request of the record holder of such. certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

     Section 9. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series C Preferred and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 10. DEFINITIONS.

     “Common Stock” means, collectively the Corporation’s Common Stock. “Conversion Stock” means Shares of the Corporation’s Common Stock, provided that if a change occurs such that the securities issuable upon conversion of the Series C Preferred are issued by an entity other than the Corporation or if a change occurs in the class of securities so issuable, then the term “Conversion Stock” shall mean the security issuable upon conversion of the Series C Preferred if such security is issuable in shares or shall mean the unit in which such security is issuable if such security is not issuable in shares.

     “Liquidation Value” of any Share as of any particular date shall be equal to $1.13 multiplied by the number of Shares of Common Stock into which the Shares are convertible plus any accrued, unpaid dividends declared, determined pursuant to Section 2 of this Certificate.

     “Market Price” of any security means the average of the closing prices of such security’s sales on the principal securities exchange on which such security may at the time be listed or, if no sales occur on any such exchange on any day the average of the highest bid and lowest asked prices on such exchange at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New -“York time or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by, the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then the “Market Price” shall be the fair value of such security determined in good faith by the Board of Directors of the Corporation.

     “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision of such entity.

     “Public Offering” means any firmly underwritten offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 as then in effect or any comparable statement under any similar federal statute then in force, in which the aggregate price paid by the public for the shares exceeds Ten Million Dollars ($10,000,000) and the price per share paid by the public for such shares is at least two (2) times the Liquidation Value (as adjusted for stock splits, stock dividends, recapitalization, reverse stock splits or the like); provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

     “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such corporation is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination of such Person and Subsidiaries, or if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest of such entity is at the time owned or controlled, directly or indirectly by that Person or one or more Subsidiaries of that Person or a combination of such Person and Subsidiaries. For purposes of this Certificate of Designations, a Person or Persons, shall be deemed to have a majority ownership interest in a partnership. limited liability company association or other business entity such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager or managing general partner or such partnership, limited liability company, association or other business entity.

     Section 11. AMENDMENT AND WAIVER.

No amendment, modification or waiver to this Certificate of Designation shall be binding or effective without the prior written consent of the holders of a majority of Shares of Common Stock and of Series C Preferred.

IN WITNESS WHEREOF, this Certificate of Designation of Series C Preferred Stock has been signed under the seal of the Corporation the 1st day of August, 2003.

[Seal]	INTEGRATED FINANCIAL SYSTEMS, INC., a Colorado corporation,
	By:	/s/ John Herbers
John Herbers, President and CEO